SECURITIES EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT - May 7, 1998

                        Commission file number:  333-26269


                           INTERNATIONAL ISOTOPES INC.
             (Exact name of registrant as specified in its charter)

        Texas                                               74-2763837
(State of incorporation)                    (IRS Employer Identification Number)

3100 Jim Christal Rd                                         76207
Denton, Texas                                              (Zip Code)
(Address of principal executive offices)


                                  940-484-9492
              (Registrant's telephone number, including area code)

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Page 2

Item 2. Acquisition of Disposition of Assets

On April 24, 1998, International Isotopes Inc. (the "Company") completed the acquisition of MAC Isotopes, Inc. from its parent corporation, MACTEC, Inc., of Golden Colorado and then merged MAC Isotopes into International Isotopes Idaho Inc, a newly formed subsidiary of the Company. The Company exchanged 159,416 shares of its common stock, valued at $3,173,973 for 100% of the stock in MAC Isotopes. Upon consummation of the acquisition, the Company also made a capital contribution of $500,000 to its subsidiary in payment for $500,000 in receivables from MACTEC, Inc.

International Isotopes Idaho Inc., incorporated in Texas (formerly MAC Isotopes, Inc.) assumed MAC Isotopes' exclusive five year long-term contract, with an option to renew for three additional years, for the utilization of the Department of Energy Advanced Test Reactor facility located near Idaho Falls, Idaho. Activities conducted at this location include the production of high specific activity medical radioisotopes to be used in diagnostics and therapy of cancer and various diseases.

The products to be supplied by the profitable subsidiary will complement the range of radioisotopes to be marketed by the Company and are not expected to materially affect the earnings of the parent company. International Isotopes Inc. is a development stage enterprise that plans to be a producer of radioisotopes, pharmaceutical grade radiochemicals, and finished radiopharmaceuticals.


Item 7. Financial Statements and Exhibits

      (c) Exhibits

          2.1 Agreement and Plan of Merger dated April 24, 1998 by and among The Company, I3 Acquisition Sub. Inc., MACTEC, Inc. and MAC Isotopes, Inc.

          99.1 Press release related to acquisition dated April 27, 1998.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         International Isotopes Inc.
                                         (Registrant)


                                         By: /s/ Joan Gillett
                                             ----------------
                                                 Joan Gillett, CPA
                                                 Chief Financial Officer

                                         By: /s/ Ira Loan Morgan, Ph. D.
                                             Ira Lon Morgan, Ph.D.
                                             Chairman of the Board
Date:  May  7 , 1998